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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), which proposes to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration under said Act of shares of Common Stock of Bethlehem, par value one dollar ($1) per share, hereby constitutes and appoints Curtis H. Barnette, Gary L. Millenbruch and Lonnie A. Arnett and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, with power where appropriate to affix the corporate seal of Bethlehem thereto and to attest said seal, and to file, or cause to be filed, said Registration Statement and each such amendment with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 9th day of February, 1994

   SIGNATURES                                        TITLE
- -------------------------------    -------------------------------------------
   /s/  CURTIS H. BARNETTE         Chairman, Chief Executive Officer (principal
   Curtis H. Barnette                  executive officer) and Director
   /s/  GARY L. MILLENBRUCH        Executive Vice President (principal financial
   Gary L. Millenbruch                 officer) and Director
   /s/  LONNIE A. ARNETT           Vice President and Controller (principal
   Lonnie A. Arnett                    accounting officer)
   /s/  BENJAMIN R. CIVILETTI      Director
   Benjamin R. Civiletti
   /s/  WORLEY H. CLARK            Director
   Worley H. Clark
    /s/  HERMAN E. COLLIER, JR.     Director
   Herman E. Collier, Jr.
    /s/  JOHN B. CURCIO             Director
   John B. Curcio
    /s/  WILLIAM C. HITTINGER       Director
   William C. Hittinger
    /s/  THOMAS L. HOLTON           Director
   Thomas L. Holton
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   SIGNATURES                                     TITLE
- ------------------------------    ---------------------------------------
   /s/  HARRY P. KAMEN            Director
   Harry P. Kamen
   /s/  WINTHROP KNOWLTON         Director
   Winthrop Knowlton
   /s/  ROBERT MCCLEMENTS, JR.    Director
   Robert McClements, Jr.
   /s/  ROGER P. PENNY            Director
   Roger P. Penny
   /s/  DEAN P. PHYPERS           Director
   Dean P. Phypers
   /s/  WILLIAM A. POGUE          Director
   William A. Pogue
   /s/  JOHN F. RUFFLE            Director
   John F. Ruffle